Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 (SEC File No. 333-248781) of our report dated February 27, 2024, on our audits of the consolidated financial statements of Farmers & Merchants Bancorp, Inc. as of December 31, 2023 and 2022, and for the three-year period ended December 31, 2023, which report is included in Farmers & Merchants Bancorp, Inc.’s Annual Report on Form 10-K.

FORVIS, LLP

Fort Wayne, Indiana

February 27, 2024

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